UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Extension of Forbearance Agreements Related to 1.50% Convertible Subordinated Debentures due 2024

Effective October 9, 2009, Vitesse Semiconductor Corporation (the “Company”) entered into additional forbearance agreements (the “Forbearance Extension Agreements”), by and between Company and more than 93% of the beneficial owners of the Company’s 1.50% Convertible Subordinated Debentures due 2024 (which we refer to collectively as the “Forbearing Debenture Holders”).  The Forbearing Debenture Holders include Whitebox Advisors, LLC, AQR Absolute Return Master Account, L.P., CNH Master Account, L.P., Aristeia International Limited, Aristeia Partners, L.P., Linden Capital L.P., Empyrean Capital Fund, LP, Empyrean Capital Overseas Fund, LTD and ABN AMRO Bank N.V.  Pursuant to these Forbearance Extension Agreements, the Forbearing Debenture Holders agreed to refrain from enforcing their respective rights and remedies under the debentures and the Indenture governing these convertible debentures, dated as of September 22, 2004, between the registrant and U.S. Bank National Association (as amended and supplemented or otherwise modified, the “Indenture”) for the duration of the extended forbearance period, which runs from October 9, 2009 through 12:00 noon (EDT) on October 16, 2009.  The extended forbearance period will end earlier if the Company fails to comply with its covenants in the forbearance agreements or if the Company commences voluntary bankruptcy, insolvency, reorganization or other similar proceedings or any similar non-voluntary case or proceeding regarding the Company is commenced.

A form of Forbearance Extension Agreement is attached hereto as Exhibit 10.1. The description of these forbearance extension agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

Second Forbearance Agreement Related to Loan Agreement

Effective October 9, 2009, the Company also entered into a second forbearance agreement with Whitebox VSC, Ltd. (the “Second Forbearance Agreement”), as agent under the Loan Agreement among the Company, the agent and the lenders from time to time parties thereto dated as of August 23, 2007 (the “Loan Agreement”).  Pursuant to this Second Forbearance Agreement, the lenders of the senior secured loan pursuant to the Loan Agreement agree to refrain from enforcing their rights and remedies under the Loan Agreement for the duration of a second forbearance period, which runs from October 9, 2009 through 12:00 noon (EST) on October 16, 2009.  This forbearance period will end earlier if the extended forbearance period applicable to the Forbearing Debenture Holders ends or if the Company fails to comply with its covenants in the forbearance agreement or if the Company commences voluntary bankruptcy, insolvency, reorganization or other similar proceedings or any similar non-voluntary case or proceeding regarding the Company is commenced.

A copy of the Second Forbearance Agreement between the Company and Whitebox VSC, Ltd. is attached hereto as Exhibit 10.2. The description of this Second Forbearance Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.2.

The forbearance agreements described in this Current Report on Form 8-K provide the Company additional time to negotiate a restructuring of its indebtedness.  The Company continues to actively negotiate with the Forbearing Debenture Holders and the lenders of the senior secured loan the terms of a potential debt restructuring arrangement with the objective of reaching agreement by the end of the forbearance period.  Until such definitive agreements are negotiated in their entirety and executed, there can be no assurance that any debt restructuring will be completed by the end of the forbearance period or at all.  In the event that the Company is not able to successfully negotiate and complete a debt restructuring, the Company intends to explore other available restructuring and reorganization alternatives.

Item 7.01.  Regulation FD Disclosure.

On October 13, 2009, the Company issued a press release announcing that it had entered into the forbearance agreements described in this Current Report on Form 8-K and that it continues to actively negotiate the terms of a potential restructuring arrangement regarding its 1.50% Convertible Subordinated Debentures due 2024 and its

senior secured loan with the objective of reaching agreement by the end of the forbearance period.  The press release is furnished as Exhibit 99.1 to this Report.

The information in Exhibit 99.1 and in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item. 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Form of Forbearance Agreement among Vitesse Semiconductor Corporation and beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 9, 2009.
10.2	Second Forbearance Agreement between Vitesse Semiconductor Corporation and Whitebox VSC, Ltd., dated as of October 9, 2009.
99.1	Press Release dated October 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2009

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ MICHAEL B. GREEN
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Forbearance Agreement among Vitesse Semiconductor Corporation and beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 9, 2009.
10.2	Second Forbearance Agreement between Vitesse Semiconductor Corporation and Whitebox VSC, Ltd., dated as of October 9, 2009.
99.1	Press Release dated October 13, 2009.